                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the registrant [X}
Filed by a party other than the registrant [ ]
Check the appropriate box:
[X]   Preliminary proxy statement
[ ]   Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2)
[ ]   Definitive proxy statement
[ ]   Definitive additional materials
[ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------
                             THE CERPLEX GROUP, INC.
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------

                                   Registrant
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:
--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

    (5) Total fee paid:
--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filling.

    (1) Amount previously paid:
--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

    (3) Filing Party:
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    (4) Date Filed:
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

TO THE STOCKHOLDERS OF THE CERPLEX GROUP, INC.

You are cordially invited to attend the Annual Meeting of Stockholders of The Cerplex Group, Inc. ("Cerplex" or the "Company") on Tuesday, June 10, 1997 at 9:00 a.m., Pacific Daylight Savings time. The Annual Meeting will be held at the Hyatt Regency Irvine, 17900 Jamboree Road, Irvine, California. The Meeting is being held for the following purposes:

1. To approve the amendment of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 to 60,000,000 shares;

2. To elect a Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed;

3. To approve a series of amendments to the Company's Restated 1993 Stock Option Plan, as amended (the "1993 Plan"), including without limitation (a) an increase in the number of shares of Common Stock available for issuance under the 1993 Plan by an additional 4,000,000 shares and (b) increases in the number of shares subject to the periodic stock option grants made to non-employee directors pursuant to the Automatic Option Grant Program of such plan;

4. To ratify KPMG Peat Marwick LLP as the Company's independent auditor for the current fiscal year; and

5.  To transact such other business as may properly come before the Annual
    Meeting.

Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy card promptly in the accompanying post-paid reply envelope. By returning the proxy, you can help Cerplex avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of the outstanding shares is not present or represented by proxy. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.


May 29, 1997                         WILLIAM A. KLEIN
                                     Chief Executive Officer, President and
                                     Chairman of the Board

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                             THE CERPLEX GROUP, INC.

                                  -------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Cerplex Group, Inc., a Delaware corporation ("Cerplex" or the "Company"), will be held on Tuesday, June 10, 1997 at 9:00 a.m. Pacific Daylight Savings time at the Hyatt Regency Irvine, 17900 Jamboree Road, Irvine, California, for the following purposes:

    1. The approval of a proposal to amend the Company's Restated Certificate of Incorporation to increase the authorized Common Stock from 30,000,000 to 60,000,000 shares;

    2. The election of six (6) individuals to serve on the Company's Board of Directors (the "Board");

    3. The approval of a series of amendments to the Company's Restated 1993 Stock Option Plan, as amended (the "1993 Plan"), including without limitation (a) an amendment to increase the number of shares of the Company's Common Stock available for issuance from 2,000,000 to 6,000,000 shares and (b) increases in the number of shares subject to the periodic stock option grants made to non-employee directors pursuant to the Automatic Option Grant Program of such plan;

    4. The ratification of KPMG Peat Marwick LLP as the Company's independent auditor for the current fiscal year; and

    5. The transaction of such other business as may properly come before the Annual Meeting.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on May 20, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation or adjournment thereof.

                            By Order of the Board of Directors



                            FREDERIC A. RANDALL, JR.
                            Secretary

Tustin, California
May 29, 1997


ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR PROXIES AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                 PROXY STATEMENT
                                   ----------
                             THE CERPLEX GROUP, INC.

                                   ----------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of The Cerplex Group, Inc. ("Cerplex" or the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, June 10, 1997 at 10:00 a.m. Pacific Daylight Savings time at the Hyatt Regency Irvine, 17900 Jamboree Road, Irvine, California, at which time stockholders of record on May 20, 1997 will be entitled to vote. On May 20, 1997, the Company had outstanding 29,997,723 shares of Common Stock, $.001 par value per share ("Common Stock") and [ ] shares of Series B Preferred Stock ("Series B Preferred Stock"). Stockholders of record on such date are entitled to one vote for each share of Common Stock held on such date and 197.2 votes for each share of Series B Preferred Stock held on such date, on all matters to be voted upon at the meeting.

        Cerplex intends to mail this proxy statement and the accompanying proxy card on or about May 29, 1997 to all stockholders entitled to vote at the Annual Meeting. Cerplex's principal executive offices are located at 1382 Bell Avenue, Tustin, California 92780. The telephone number at that address is (714) 258-5600.

VOTING

        On each matter to be considered at the Annual Meeting, each holder of Common Stock will be entitled to cast one vote for each share of the Company's Common Stock held of record by such stockholder on May 20, 1997 and each holder of Series B Preferred Stock shall be entitled to cast 197.2 votes for each share of Series B Preferred Stock held of record by such stockholder as of May 20, 1997. The holders of Common Stock and Series B Preferred Stock vote together as a single class.

        Pursuant to Delaware law, directors are elected by a plurality vote. The affirmative vote of a majority of the outstanding voting shares of the Company entitled to vote at the Annual Meeting is required for approval of the amendment to the Company's Restated Certificate of Incorporation authorizing 30,000,000 additional shares of Common Stock. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on each matter.

        With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by the holder of record by filing with the Secretary of the Company at the Company's principal executive office, a written notice of revocation or a new duly executed proxy bearing a date later than the


                                       2.

date indicated on the previous proxy, or it may be revoked by the holder of record attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

SOLICITATION

        The Company will bear the entire cost of proxy solicitation, including costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional material furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others, to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.



                                       3.

                                 PROPOSAL NO. 1

              APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION

     The present capital structure of the Company authorizes 30,000,000 shares of Common Stock and 3,066,340 shares of Preferred Stock. The Board believes this capital structure is inadequate for the present and future needs of the Company. Therefore, the Board in April 1997 adopted a resolution proposing that the Company's Restated Certificate of Incorporation (the "Restated Certificate") be amended to increase the authorized number of shares of Common Stock from 30,000,000 shares to 60,000,000 shares, subject to stockholder approval of the amendment. The Board believes this capital structure more appropriately reflects the present and future needs of the Company and recommends such amendment to the Company's stockholders for adoption.

        As of May 9, 1997, 29,997,723 shares of Common Stock were outstanding. Also, as of such date, approximately 3,723,544 shares of Common Stock were issuable as a result of recent conversions of Series B Preferred Stock, 2,786,993 shares of Common Stock were issuable upon the exercise of outstanding warrants, and 893,287 shares of Common Stock were issuable upon the exercise of outstanding options. In addition, there were 882 shares of Series B Preferred Stock outstanding on May 9, 1997 which were convertible into approximately 2,096,008 shares of Common Stock on such date. The Company has insufficient capital to be able to issue the Common Stock issuable upon the conversion or exercise, as the case may be, of any of the foregoing.

     PURPOSE AND EFFECT OF PROPOSED AMENDMENT

     Authorizing an additional 30,000,000 shares of Common Stock would give the Board of Directors the express authority, without further action of the stockholders, to issue such Common Stock from time to time at the Board's discretion. The Board of Directors believes that the ability to issue such additional shares is both necessary and in the best interests of the Company as the Company has issued nearly all of the 30,000,000 presently authorized shares.

     The Company requires additional authorized Common Stock so that it can effect the conversion of the outstanding shares of Series B Preferred Stock and the exercise of outstanding stock options and warrants. In fact, with respect to the most recent conversions of Series B Preferred Stock the Company has been unable to issue the 3,723,544 shares of Common Stock into which such Series B Preferred Stock is convertible as a result of insufficient authorized capital.

     In addition, the Board believes additional authorized shares are necessary for general corporate purposes. Potential uses of the additional authorized shares may include issuances in connection with employee and executive compensation, acquisition transactions, equity financings, stock dividends or stock splits without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange on which the Company's securities may then be listed.

     The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

     The issuance of additional shares by the Company could have an adverse effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. If such factors were reflected in the price per share of Common Stock, the



                                       4.

potential realizable value of a stockholder's investment could be adversely affected. In addition, an issuance of additional shares would have a dilutive effect on existing stockholders.

     The Company is currently subject to a covenant in the Company's credit agreement with its senior lenders which requires that the authorized Common Stock be increased by at least 20,000,000 shares. Failure to approve this proposed amendment will result in an event of default under such credit agreement.

STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding voting shares of the Company entitled to vote at the Annual Meeting is required for approval of the amendment of the Company's Restated Certificate authorizing 30,000,000 additional shares of Common Stock. If such approval is obtained, then the amendment will become effective immediately upon filing the amendment to the Restated Certificate with the Delaware Secretary of State.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 TO 60,000,000.




                                       5.

                                 PROPOSAL NO. 2

                        ELECTION OF DIRECTORS - NOMINEES

    Six (6) directors will be elected at the Annual Meeting by the holders of the Company's Common Stock and Series B Preferred Stock to serve until the next Annual Meeting and until their successors are elected and qualified, or until their earlier death, resignation or removal. Proxyholders will vote all proxies received by them FOR the nominees listed below unless otherwise instructed in writing on such proxy. The six (6) candidates receiving the highest number of affirmative votes of shares entitled to vote at the Annual Meeting will be elected directors of the Company. Stockholders of the Company are not entitled to cumulative voting rights. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who shall be designated by the current Board to fill the vacancy. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as director.

INFORMATION WITH RESPECT TO NOMINEES

    Set forth below, as of April 30, 1997 for each nominee for director of the Company is information regarding his age, position or positions with Cerplex, the period he has served as a director, any family relationship with any other director or executive officer of Cerplex and the directorships currently held by him in corporations whose shares are publicly traded.

NAME, AGE AND                                         Principal Occupation and
FIRST YEAR AS DIRECTOR                                  Business Experience
----------------------                                  -------------------
Richard C. Davis, 47, 1990........  Mr. Davis has served as a member of the Board of the Company since May 1990 and as the President of International Operations of
                                    the Company since October 1995.  Prior to October 1995 Mr. Davis served as the President of the Company and in various executive positions since May 1990.  Mr. Davis was the Chief Financial
                                    Officer of each of EMServe, Inc., Diversified Manufacturing
                                    Services, Inc. and InCirT Technology Incorporated from July 1991,
                                    June 1991 and February 1990, respectively, until September 1993, at which time such entities were consolidated with the Company.  Mr.
                                    Davis was Vice President and Chief Financial Officer of Century
                                    Data, Inc. from 1986 until 1990.  Prior to 1986, Mr. Davis held various financial, accounting and managerial positions within Xerox
                                    Corporation.

Robert Finzi, 43, 1993 (1)(2).....  Mr. Finzi has been a Vice President of the Sprout Group, a division of DLJ Capital Corporation, which is the managing general partner of Sprout Growth II, L.P. and an affiliate of Donaldson, Lufkin &
                                    Jenrette Securities Corporation since May 1991.  Mr. Finzi is also a general partner of the general partner of a series of investment funds managed by the Sprout Group and a limited partner of the general
                                    partner of ML Ventures II, L.P.   From 1984 to 1991, Mr. Finzi
                                    was a Vice President of Merrill Lynch Venture Capital.  Mr. Finzi
                                    also serves as a director of Platinum Software Corporation and a number of private companies.

Jerome Jacobson, 75, 1993 (1).....  Mr. Jacobson serves as a director of Datawatch Corporation.  Mr.
                                    Jacobson has served as an individual general partner of ML Ventures
                                    II, L.P. since 1987.  Mr. Jacobson is President of Economic Studies,
                                    Inc. and an independent financial advisor and economic consultant.
                                    Mr. Jacobson was  Executive Vice President of Bendix Corporation
                                    from 1974 to 1980 and was Vice Chairman of Burroughs
                                    Corporation from 1981 to 1984.



                                       6.

Patrick S. Jones, 52, 1996 (1)....  Mr. Jones has served as Vice President/Corporate Controller for
                                    Intel Corporation since 1992.  As such, he is responsible for worldwide accounting, international finance and administration at
                                    Intel's overseas locations, accounting services, external reporting, and all financial systems applications.  Prior to 1992, Mr. Jones served as Vice President and Chief Financial Officer of LSI Logic
                                    Corporation.

William A. Klein, 56, 1990........  Mr. Klein has been the Chairman of the Board of Directors of the
                                    Company since its inception in May 1990. Mr. Klein also served as the Company's Chief Executive Officer from August 1993 until
                                    October 1995 and has been serving as Chief Executive officer again since October 1996.  Mr. Klein also has been serving as the
                                    Company's President since October 1996.  Mr. Klein was Chairman of InCirT Technology Incorporated from 1990 until September 1993 at which time such entities were consolidated with the Company.
                                    Mr. Klein was previously President and Chief Executive Officer of
                                    Century Data, Inc. from 1986 until 1990.  Mr. Klein was the founder and Chief Executive Officer of Cybernex from October 1981 until its merger with Read-Rite in 1986.  Prior to October 1981, Mr.
                                    Klein held various positions over a 19-year period with IBM in engineering, manufacturing and management.  Mr. Klein serves as a director of Smartflex Systems Inc. and of several private companies.

Myron Kunin, 68, 1995 (1)(2)......  Mr. Kunin has served as Chairman of the Board of Regis
                                    Corporation since 1983.  Mr. Kunin also served as the Chief
                                    Executive Officer until July 1995.  From 1967 to 1987 he was
                                    President of Regis Corporation, and from 1954 to 1965 he served as its Vice President.  Mr. Kunin has been a director of and major stockholder of Nortech Systems, Inc. since 1990.  Mr. Kunin serves on the Board of Directors of Smartflex Systems Corporation and
                                    serves on the boards of several private companies.

----------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors met 12 times during the year ended December 1996. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which such director served.

    The Company has a standing Audit Committee composed of Messrs. Robert Finzi, Jerome Jacobson, Patrick Jones and Myron Kunin. The Audit Committee is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and reporting practices and its system of internal accounting controls. The Audit Committee had four formal meetings and several additional informal meetings during the 1996 fiscal year.

    The Company has a standing Compensation Committee composed of Messrs. Robert Finzi and Myron Kunin. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for key executives of the Company. The Compensation Committee met three times during the year ended December 1996.

COMPENSATION OF DIRECTORS

    Each director has received $6,000 per quarter as a retainer fee, $1,000 per Board meeting attended and $1,000 per committee meeting attended since January 1, 1994. In addition, subject to stockholder approval of Proposal



                                       7.

No. 3 set forth herein, each non-employee Board member is eligible to receive automatic option grants under the Company's 1993 Plan as follows: (i) each individual who is first elected or appointed a non-employee Board member at or after the 1995 Annual Meeting will automatically be granted, on the date of such initial election or appointment, an option to purchase 40,000 shares of Common Stock and (ii) on the date of each Annual Meeting of Stockholders, each individual who is reelected to serve as a non-employee Board member will automatically be granted an option to purchase 20,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six months prior to the date of the Annual Meeting of Stockholders. The following directors were granted an option to purchase 10,000 shares of Common Stock at the 1996 Annual Meeting: Robert Finzi, Jerome Jacobson and Myron Kunin. Patrick Jones was granted an option to purchase 20,000 shares of Common Stock at an exercise price of $6.58 per share at the 1996 Annual Meeting as he was first elected to the Board at such meeting.

    All directors hold office until the next Annual Meeting of Stockholders and until their successors have been elected. Officers are appointed to serve, at the discretion of the Board, until their successors are appointed. There are no family relationships among executive officers or directors of the Company. There are no arrangements or understandings involving any director or any nominee regarding such person's status as a director or nominee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The following summarizes all known filing delinquencies or failure to file with respect to reports on Forms 3, 4 and 5, which were required to be filed pursuant to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") by members of the Board of Directors, the executive officers of Cerplex and the beneficial owners of more than ten percent of the outstanding shares of the Company's Common Stock:
Richard Davis, an executive officer and director of the Company filed on May 10, 1997 a required report on a Form 5 disclosing the disposition of 24,000 shares of Common Stock to a trust for the benefit of Mr. Davis' children on November 6, 1996, which disposition should have been reported on a Form 4 due on or before December 10, 1996 or a Form 5 due on or before February 14, 1997.

    THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL SIX NOMINEES NAMED
ABOVE.



                                       8.

                                 PROPOSAL NO. 3

          APPROVAL OF AMENDMENTS TO THE RESTATED 1993 STOCK OPTION PLAN

PLAN BACKGROUND

    The Company's stockholders are being asked to approve a series of amendments to the Restated 1993 Stock Option Plan (the "Plan") that will effect the following changes: (i) increase the number of shares of Common Stock authorized for issuance under the 1993 Plan by an additional 4,000,000 shares, (ii) amend the Automatic Option Grant Program so that the number of shares subject to the option grants made to non-employee Board members upon their initial appointment to the Board shall be increased from 20,000 to 40,000 shares and the number of shares subject to the option grants made to such individuals on the date of each Annual Stockholders Meeting shall be increased from 10,000 to 20,000 shares,
(iii) increase the maximum number of shares for which any one individual may be granted options or separately exercisable stock appreciation rights under the 1993 Plan from 500,000 shares to 3,500,000 shares, (iv) allow unvested shares issued under the 1993 Plan and subsequently repurchased by the Company, at the option exercise price paid per share, to be reissued under the 1993 Plan, (v) render non-employee Board members who are serving on the Compensation Committee eligible to receive option grants under the Discretionary Option Grant Program,
(vi) remove certain restrictions on the eligibility of non-employee Board members to serve on the Compensation Committee, and (vii) effect a series of additional changes to the provisions of the 1993 Plan (including the stockholder approval requirements and the transferability of non-statutory options) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities and Exchange Commission ("SEC") which exempts certain officer and director transactions under the 1993 Plan from the short-swing liability provisions of the federal securities laws.

    The amendments are designed to assure that a sufficient reserve of Common Stock is available under the 1993 Plan in order for the Company to provide a comprehensive equity incentive program for the Company's officers, employees and non-employee Board members that will encourage such individuals to remain in the Company's service and more closely align their interest with those of the stockholders. The remaining amendments that form part of this Proposal will enhance the Company's opportunity to provide additional equity incentives to attract and retain the services of qualified non-employee Board members and will eliminate a number of limitations and restrictions previously incorporated into the 1993 Plan to comply with the applicable requirements of SEC Rule 16b-3 prior to its recent amendment.

    The 1993 Plan was originally adopted by the Board and approved by the stockholders in 1993. The 1993 Plan has subsequently been amended and restated on several occasions, and each time has been approved by both the Board and the stockholders. The most recent restatement and amendment of the 1993 Plan that is the subject of this Proposal was approved by the Board on May 16, 1997 and is subject to stockholder approval at the 1997 Annual Meeting.

    The following is a summary of the principal features of the 1993 Plan as most recently amended. The summary, however, does not purport to be a complete description of all the provisions of the 1993 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan documents may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Tustin, California.

STRUCTURE OF EQUITY PROGRAM

    The 1993 Plan contains two separate equity incentive programs: (i) a Discretionary Option Grant Program and (ii) an Automatic Option Grant Program. The Discretionary Option Grant Program is administered by the Compensation Committee of the Board, which has complete discretion (subject to the provisions of the 1993 Plan) to authorize discretionary option grants under the 1993 Plan. However, all grants under the Automatic Option Grant Program are made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Compensation Committee with respect to the grants made thereunder.

ELIGIBILITY

    Officers and other employees of the Company and its parent or subsidiaries, non-employee members of the Board, and consultants and independent contractors who provide valuable services to the Company or its parent and subsidiary corporations will be eligible to participate in the Discretionary Option Grant Program. Non-employee members of the Board will also be eligible to participate in the Automatic Option Grant Program.



                                       9.

    As of April 30, 1997, six (6) executive officers (including two non-employee Board members), approximately 1,500 other employees and four non-employee
Board members were eligible to participate in the Discretionary Option Grant. The four (4) non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

SHARE RESERVE

    A total of 6,000,000 shares of Common Stock (including the 4,000,000-share increase subject to stockholder approval under this Proposal) have been reserved for issuance over the ten (10)-year term of the 1993 Plan. In no event may any one participant in the 1993 Plan be granted options or separately exercisable stock appreciation rights for more than 3,500,000 shares.

    Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the 1993 Plan. Unvested shares issued under the 1993 Plan and subsequently repurchased by the Company at the original option price paid per share will be added back to the share reserve and will accordingly be available for subsequent issuance under the 1993 Plan. Shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 1993 Plan will not be available for subsequent issuance.

    In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the 1993 Plan and to each outstanding option, including the price per share in effect under each outstanding option.

VALUATION

    The fair market value per share of Common Stock on any relevant date under the 1993 Plan will be the average of the highest bid and lowest asked price per share on that date as reported on the Over-the-Counter Bulletin Board. If there are no such prices on the date in question, then the fair market value shall be the average of the highest bid and lowest asked prices on the last preceding date for which such quotations exist. On April 30, 1997, the fair market value per share was $.55.

    DISCRETIONARY OPTION GRANT PROGRAM. Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than eighty-five percent (85%) of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten (10) years.

    Upon cessation of service, the optionee will have a limited period of time, generally three (3) months, in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Compensation Committee will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

    The Compensation Committee is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

    I. TANDEM STOCK APPRECIATION RIGHTS provide the holders with the right to surrender their options for an appreciation distribution from the Company in an amount equal to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Compensation Committee, be made in cash or in shares of Common Stock.

    II. LIMITED STOCK APPRECIATION RIGHTS may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right will automatically be cancelled upon the successful completion of a hostile take-over of the Company. In return for the cancelled option, the officer will be entitled to a cash distribution from the Company in an amount per cancelled option share equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.



                                       10.

    The Compensation Committee will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

    AUTOMATIC OPTION GRANT PROGRAM. Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member at or after the 1995 Annual Meeting of Stockholders (the "1995 Annual Meeting") will automatically be granted at that time an option to purchase 40,000 shares of Common Stock, provided such individual has not previously been in the Company's employ. In addition, on the date of each Annual Meeting of Stockholders, beginning with the 1995 Annual Meeting, each individual who is reelected as a non-employee Board member at such meeting will automatically be granted an option to purchase 20,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There will be no limit on the number of such 20,000-share options that any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously served in the Company's employ will be eligible for one or more 20,000-share option grants.

    Each option will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten (10) years measured from the option grant date. Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. Each option grant will vest (and the Company's repurchase rights will lapse) in forty-eight (48) equal monthly installments over the optionee's period of Board service measured from the option grant date.

    The shares subject to each automatic option grant will immediately vest upon the occurrence of certain events, including the acquisition of the Company by merger or asset sale or a change in control of the Company. In addition, upon the successful completion of a hostile take-over, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over
(b) the exercise price payable for such share. Stockholder approval of this Proposal will constitute pre-approval of each option subsequently granted with such option surrender provision and the subsequent surrender of that option in accordance with such provision.

ACCELERATION

    In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is (i) not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation or (ii) subject to other limitations imposed by the Compensation Committee at the time of grant, will automatically accelerate in full. The Compensation Committee has the discretionary authority to accelerate any options assumed or replaced in connection with such acquisition or to condition such acceleration on the subsequent termination of the optionee's service within a designated period following the acquisition. In addition, the options will accelerate and become exercisable for all of the option shares upon termination of the optionee's employment within twelve (12) months following an acquisition of the Company by merger or asset sale or a change in control of the Company.

    The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

FINANCIAL ASSISTANCE

    The Compensation Committee may permit one or more optionees to pay the exercise price of outstanding options under the Discretionary Option Grant Program by delivering a promissory note. The Compensation Committee will determine the terms of any such promissory note. However, the maximum amount of financing provided any optionee may not exceed the cash consideration payable for the purchased shares plus all applicable taxes incurred in connection with the acquisition of the shares.



                                       11.

SPECIAL TAX ELECTION

     The Compensation Committee may provide one or more holders of options under the Discretionary Option Grant Program with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options. Alternatively, the Compensation Committee may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

AMENDMENT AND TERMINATION

    The Board may amend or modify the 1993 Plan in any or all respects whatsoever. No such amendment may adversely affect the rights of existing optionees without their consent. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations. The 1993 Plan will terminate upon the earliest to occur of (i) December 16, 2003, (ii) the date on which all shares available for issuance under the 1993 Plan have been issued pursuant to the exercise of outstanding options and stock appreciation rights, or (iii) the termination of all options in connection with the acquisition of the Company by merger or asset sale.



                                       12.

RECENT STOCK AWARDS UNDER THE 1993 PLAN

    The table below shows, as to each of the Company's Named Executive Officers (as such term is defined under the caption "Compensation of Directors and Executive Officers -- Summary of Cash and Certain Other Compensation"), each nominee for director and the various indicated groups, the number of shares of Common Stock subject to options granted between January 1, 1996 and April 30, 1997 under the 1993 Plan with the weighted average exercise price payable per share.


                                                             NUMBER OF        WEIGHTED AVERAGE
                          NAME                             OPTION SHARES      OPTION PRICE(1)
                          ----                             -------------      ---------------

William A. Klein........................................         0                   0

James T. Schraith.......................................         0                   0

Richard C. Davis........................................         0                   0

Robert N. McFarland.....................................       80,000               3.58

Philip E. Pietrowski....................................       70,000               0.30

All current executive officers, as a group
(6 persons).............................................      170,000(2)            0.30(3)

Robert Finzi............................................       10,000               6.75

Myron Kunin.............................................       10,000               6.75

Jerome Jacobson.........................................       10,000               6.75

Patrick S. Jones........................................       20,000               6.58

All current directors who are not executive officers,
as a group (4 persons)..................................       50,000               6.68

All employees, including current officers who are not
executive officers, as a group (57 persons).............      844,397               0.30

----------

(1) For options outstanding as of May 21, 1997, reflects the March 21, 1997 option cancellation/regrant program pursuant to which all of the outstanding options under the Discretionary Option Grant Program of the 1993 Plan having an exercise price in excess of .30 per share were cancelled and new options for the same number of shares were granted at an exercise price of $.30 per share, the fair market value per share of the Company's Common Stock on March 21, 1997. In calculating the weighted average option price, the assumption was made that all eligible participants in the option cancellation/regrant program elected to participate in such program.

(2) Includes grant of (i) 100,000 option shares with an exercise price of $.30 per share to Robert W. Hughes, the Company's Senior Vice President and Chief Financial Officer as of March 10, 1997 and (ii) 70,000 option shares to Philip Pietrowski (as set forth above).

(3) Exercise price per share is equal to the weighted average exercise price per share.

    As of April 30, 1997, 943,287 shares of Common Stock were subject to outstanding options and 4,968,093 shares were available for future grant under the 1993 Plan, assuming stockholder approval of the 4,000,000-share increase that forms part of this Proposal, and 88,620 shares of Common Stock have been issued under the 1993 Plan.



                                       13.

FEDERAL INCOME TAX CONSEQUENCES

    OPTION GRANTS. Options granted under the 1993 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

    INCENTIVE STOCK OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

    NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with an exercise price equal to the fair market value of the option shares will qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

    STOCK APPRECIATION RIGHTS. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which such ordinary income is recognized by the optionee.

ACCOUNTING TREATMENT

    Option grants with exercise prices less than the fair market value of the shares on the grant date will result in a compensation expense to the Company's earnings equal to the difference between the exercise price and the fair market value of the shares on the grant date. Such expense will be accruable by the Company over the period that the option shares are to vest. Option grants at 100% of fair market value will not result in any charge to the Company's earnings, but the Company must disclose, in pro-forma statements to its financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant



                                       14.

treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

    Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

NEW PLAN BENEFITS

    As of April 30, 1997, no options have been granted to date on the basis of the 4,000,000-share increase to the 1993 Plan which forms part of this Proposal. If this Proposal is approved, Messrs. Finzi, Kunin, Jacobson and Jones will each receive an automatic option grant for 20,000 shares upon his re-election to the Board.

STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendments to the 1993 Plan. Should such stockholder approval not be obtained, then any options granted on the basis of the 4,000,000-share increase which forms part of this Proposal will terminate without becoming exercisable for any of the shares of Common Stock subject to those options, and no further options will be granted on the basis of such share increase. The number of shares subject to the option grants made to non-employee Board members under the Automatic Option Grant Program upon that initial election or appointment and at each Annual Meeting of Stockholders held thereafter will remain at 20,000 and 10,000 shares, respectively. In addition, the non-employee Board members who serve on the Compensation Committee will not be eligible to participate in the Discretionary Option Grant Program, and any unvested shares repurchased by the Company at the option exercise price paid per share will not be added back to the share reserve for reissuance. The 1993 Plan will, however, continue to remain in effect, and option grants may continue to be made pursuant to the provisions of the 1993 Plan in effect prior to the amendments summarized in this Proposal, until the available reserve of Common Stock as last approved by the stockholders has been issued pursuant to option grants made under the 1993 Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 1993 PLAN. THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY TO CONTINUE TO HAVE A COMPREHENSIVE EQUITY INCENTIVE PROGRAM FOR THE COMPANY WHICH WILL PROVIDE A MEANINGFUL OPPORTUNITY FOR OFFICERS, EMPLOYEES AND BOARD MEMBERS TO ACQUIRE A SUBSTANTIAL PROPRIETARY INTEREST IN THE ENTERPRISE AND THEREBY ENCOURAGE SUCH INDIVIDUALS TO REMAIN IN THE COMPANY'S SERVICE AND MORE CLOSELY ALIGN THEIR INTERESTS WITH THOSE OF THE STOCKHOLDERS.



                                       15.

                                 PROPOSAL NO. 4

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

    The firm of KPMG Peat Marwick LLP served as independent auditor for the Company for the fiscal year ended December 29, 1996. The Board, on the recommendation of the Company's management, has selected that firm to continue in this capacity for the current fiscal year. The Company is asking the stockholders to ratify the selection by the Board of KPMG Peat Marwick LLP as independent auditor to audit the consolidated financial statements of the Company for the current fiscal year ending December 27, 1997 and to perform other appropriate services.

    KPMG Peat Marwick LLP's report on the Company's financial statements for each of the past three years neither contained an adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope or accounting principles. In addition, there were not any disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

    A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting to respond to stockholders' questions, and that representative will be given an opportunity to make a brief presentation to the stockholders and will be available to respond to appropriate questions. The Company has been advised by KPMG Peat Marwick LLP that neither that firm nor any of its associates has any material relationship with the Company nor any affiliate of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION. In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of KPMG Peat Marwick LLP, the Board will reconsider such selection. Under all circumstances, the Board retains the corporate authority to change the auditors at a later date.



                                       16.

                                     GENERAL

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information known to the Company regarding the beneficial ownership as of May 20, 1997 of the Company's Common Stock by (i) each Named Executive Officer of the Company (as such term is defined under the caption "Compensation of Directors and Executive Officers -- Summary of Cash and Certain Other Compensation"), (ii) each director and nominee for director of the Company, (iii) all current directors and executive officers of the Company as a group, and (iv) each stockholder known to the Company to be a beneficial owner of more than five percent (5%) of the Company's Common Stock.

                                                    Amount and
                                                     Nature of
                                                    Beneficial       Percent of
NAME OF BENEFICIAL OWNER                          Ownership(#)(1)    Class(%)(2)
------------------------                          ---------------    -----------
 William A. Klein...........................      8,654,281 (3)           28.85%

 Myron Kunin................................        982,642 (4)             3.27

 Richard C. Davis...........................        845,871                 2.82

 Jerome Jacobson............................         57,605 (5)             *

 Robert Finzi...............................         43,500 (6)             *

 Patrick S. Jones...........................         20,000 (7)             *

 Philip E. Pietrowski.......................         13,750 (8)             *

 Robert N. McFarland........................             0                  *

 James T. Schraith..........................             0                  *

 All current directors and
     executive officers as a group
     (10 persons)...........................     10,617,649 (9)            35.25

 DLJ Capital Corporation....................      8,590,492 (10)           28.55
     277 Park Avenue
     New York, NY  10172

 Sprout Growth II, L.P......................      8,410,398                38.64
     277 Park Avenue
     New York, NY  10172

 Whitman Partners, L.P......................        391,240 (11)            1.30
     525 University Avenue, Suite 701
     Palo Alto, CA  94301

-----------------------
*  Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants which are currently exercisable or convertible or which will become exercisable or convertible within sixty (60) days after May 20, 1997 are deemed outstanding for computing the beneficial ownership of the person holding such option or warrant, but are not outstanding for computing the beneficial ownership of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.



                                       17.

(2) Applicable percentage ownership is based on 29,997,723 shares of Common Stock outstanding as of May 20, 1997.

(3) Includes 2,442,599 shares of Common Stock held by the Klein Investments Family Limited Partnership (the "Partnership"), 1,271,299 shares of Common Stock held by the Klein 1994 Charitable Remainder Unitrust (the "Trust"), and 180,000 held by the Klein Foundation. Mr. Klein disclaims beneficial ownership of these shares except to the extent of his indirect interest in the shares held by the Partnership and the Trust.

(4) Includes 30,000 shares of Common Stock issuable upon the exercise of immediately exercisable options.

(5) Includes 20,000 shares of Common Stock issuable upon the exercise of immediately exercisable options.

(6) Includes 40,000 shares issuable upon the exercise of immediately exercisable options held by Mr. Finzi for the beneficial ownership of DLJ Capital Corporation. Mr. Finzi disclaims beneficial ownership of these shares. The Sprout Growth II, L.P. purchased 2,269 shares of Series B Preferred that were converted into 7,563,333 shares of Common Stock pursuant to an April 11, 1997 notice of conversion and DLJ Capital Corporation purchased 231 shares of Series B Preferred. Robert Finzi, a director of the Company, serves as a Vice President of Sprout Group, a division of DLJ Capital Corporation, and is a general partner of one of the general partners of Sprout Growth II, L.P. As such, Mr. Finzi may be deemed the beneficial owner of the shares of Common Stock held by Sprout Growth II, L.P. Mr. Finzi disclaims such beneficial ownership except to the extent of his indirect partnership interest in Sprout Growth II, L.P.

(7) Consists of 20,000 shares of Common Stock issuable upon the exercise of immediately exercisable options.

(8) Consists of 15,416 shares of Common Stock issuable upon the exercise of immediately exercisable options or options exercisable within 60 days after April 30, 1997.

(9) This number reflects the stock ownership of the Company's executive officers and directors as of April 30, 1997 (which are named in "Directors and Executive Officers of the Registrant" herein), which incorporates the shares and options referenced in footnotes (1) through
       (8) above.

(10) Includes 8,410,398 shares beneficially owned by Sprout Growth II, L.P. DLJ Capital Corporation, as the managing general partner of Sprout Growth II, L.P., may be deemed to share voting and dispositive power with respect to these shares. DLJ Capital Corporation disclaims beneficial ownership of these shares except to the extent of its direct and indirect partnership interests in Sprout Growth II, L.P. Also includes 53,826 shares of Common Stock issuable upon the exercise of an immediately exercisable warrant beneficially owned by DLJ Capital Corporation and 40,000 shares issuable upon the exercise of currently exercisable options held by Mr. Finzi for the beneficial ownership of DLJ Capital Corporation. See footnote (6) above. Does not include 770,000 shares of Common Stock which DLJ Capital Corporation is entitled to receive subject to stockholder approval of the capitalization increase set forth in Proposal No. 1 of this Proxy Statement.

(11) Does not include 2,894,133 shares of Common Stock which Whitman Partners, L.P. is entitled to receive subject to stockholder approval of the capitalization increase set forth in Proposal No. 1 of this Proxy Statement.



                                       18.

EXECUTIVE OFFICERS

       The following table sets forth certain information concerning the executive officers of the Company as of April 30, 1997:

NAME                         AGE            POSITION
----                         ---            --------
William A. Klein             56             Chairman of the Board, President and Chief
                                            Executive Officer

Richard C. Davis             47             President of International Operations

Robert W. Hughes             44             Senior Vice President and Chief Financial Officer

Philip E. Pietrowski         52             Senior Vice President, North American Operations

For a description of the backgrounds of Messrs. Klein and Davis, see "Proposal No. 2 -- Election of Directors -- Nominees -- Information with Respect to Nominees" herein.

    Robert W. Hughes was appointed to the position of Senior Vice President and Chief Financial Officer of the Company on March 10, 1997. Prior to joining the Company, Mr. Hughes served as Vice President, Chief Financial Officer and Treasurer of Financial World Partners from November 1995 to May 1996. Mr. Hughes was Chief Financial Officer, International Operations at MAI Systems Corporation from February 1993 to November 1994. From May 1989 to August 1992, Mr. Hughes was Chief Financial Officer and Corporate Secretary of Focus Technologies, Inc. Prior to 1989, Mr. Hughes served as Senior Audit Manager of KPMG Peat Marwick, LLP for seven years.

    Philip E. Pietrowski was promoted to President of Cerplex North America Operations in January 1997. He joined the Company in October, 1995 as Vice President of Logistics and was promoted to Senior Vice President of North American Operations in January 1996. Mr. Pietrowski spent twenty-four years at Digital Equipment Corporation in Massachusetts, holding various senior level positions. The last position he held with Digital Equipment was Corporate Multivendor Services Business Manager, where Mr. Pietrowski was responsible for worldwide service logistics, repair of information systems and administration.




                                       19.

                             STOCK PERFORMANCE GRAPH

     The graph depicted below shows Cerplex's stock price as an index for the period commencing April, 1994 to December 31, 1996 assuming $100 invested on April 8, 1994 (the date of Cerplex's initial public offering) and reinvestment of dividends, along with the composite prices of companies listed on the University of Chicago's Center for Research on Security Prices ("CRSP") Total Return Index for National Association of Securities Dealers Automated Quotation Stock Market ("Nasdaq") and Computer and Data Processing Index ("C&DP").

                       STOCKHOLDER RETURN ON PERFORMANCE


                         APR-94          DEC-94       DEC-95       DEC-96
-------------------------------------------------------------------------
CERPLEX                    100              98           70            9
CRSP-NASDAQ                100             104          146          180
CRSP-C&DP                  100             120          183          225


     Notwithstanding anything to the contrary set forth in any of Cerplex's previous filings under the Securities Act of 1933, as amended (the "1933 Act"), or the 1934 Act, which might incorporate future filings, including this Proxy Statement, the following Compensation Committee Report and the Company's Stock Performance Graph will not be incorporated by reference into any of those prior filings with the SEC, nor will such report or graph be incorporated by reference into any future filings with the SEC made by Cerplex under these statutes or the rules and regulations thereunder.



                                       20.

                      COMPENSATION AND RELATED INFORMATION

COMPENSATION COMMITTEE REPORT

     It is the responsibility of the Compensation Committee of the Company's Board to make recommendations to the Board with respect to the base salary and bonuses to be paid to the Company's executive officers each fiscal year. The Compensation Committee also administers the 1993 Plan. The following is a summary of the policies of the Compensation Committee which affected the compensation paid to executive officers for the last fiscal year, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

    GENERAL COMPENSATION POLICY. Under the supervision of the Compensation Committee, Cerplex has developed a compensation policy which is designed to attract and retain qualified key executives critical to the Company's success and to provide such executives with performance-based incentives tied to the financial performance of the Company. One of the Compensation Committee's primary objectives is to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the individual's contribution to the success of the Company as measured by his personal performance. Accordingly, each executive officer's compensation package is fundamentally comprised of three elements: (i) base salary which reflects individual experience, expertise and responsibility and is designed to be competitive with salary levels in the industry; (ii) annual incentive compensation which reflects individual and Company performance for the year; and
(iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

    FACTORS. Several of the more important factors which were considered in establishing the components of each executive officer's compensation package for the 1996 fiscal year are summarized below. Additional factors were also taken into account, and the Compensation Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

    - BASE SALARY. The base salary levels for the executive officers were established for the 1996 fiscal year on the basis of the following factors: experience, expertise, responsibility, personal performance, the estimated salary levels in effect for similar positions at a select group of companies with which the Company competes for executive talent, and internal comparability considerations. The Compensation Committee, however, did not rely upon any specific compensation surveys for comparative data. Instead, the Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.

    - ANNUAL INCENTIVE COMPENSATION. The Board has discretionary authority to award cash bonuses to executive officers and employees in accordance with recommendations made by the Compensation Committee based upon the extent to which certain financial and performance targets established annually by the Compensation Committee are met and the contribution of each such officer and employee to the attainment of such targets. For fiscal year 1996, the performance targets for each of the Named Executive Officers (as defined under the caption "Compensation of Directors and Executive Officers -- Summary of Cash and Certain Other Compensation") included net sales and pre-tax profit. The weight given to each factor varied from individual to individual. With the exception of the bonus paid to Robert McFarland, no bonuses were awarded in fiscal year 1996 to the Named Executive Officers due to the Company's failure to meet the performance targets established by the Compensation Committee. The bonus paid to Mr. McFarland was a non-discretionary component of Mr. McFarland's compensation package.

    -  LONG-TERM INCENTIVE COMPENSATION. Cerplex has also adopted the 1993
Plan. Each grant under the 1993 Plan is designed to align the interests of the executive officers with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business and to remain in the service of the Company. The Company has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of vested option shares based upon the individual's position with the Company and his or her existing holdings of vested options. The number of shares subject to each option grant is based upon the officer's tenure, level of responsibility and relative position in Cerplex. However, the Company does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant. Each grant allows the



                                       21.

officer to acquire shares of Cerplex Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The option vests over time subject to the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ and the market price of the Company's Common Stock appreciates over the option term.

    - CEO COMPENSATION. The base salary established for the 1996 fiscal year for Mr. James Schraith, the Company's Chief Executive Officer until October 1996 and for Mr. William A. Klein, the Company's Chief Executive Officer since October 1996, reflected the Compensation Committee's policy to maintain a level of stability and certainty with respect to the Chief Executive Officer's base salary from year to year, and there was no intent to have this particular component of compensation affected to any significant degree by the Company's performance factors. In setting the Chief Executive Officer's base salary at $400,000, the Compensation Committee sought to provide a level of base salary competitive to that paid to other chief executive officers in the industry and to maintain internal comparability. No bonuses were paid to either Chief Executive Officer during 1996.

    TAX LIMITATION. As a result of federal tax legislation enacted in 1993, a publicly-held company such as Cerplex will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. This limitation was in effect for the 1996 fiscal year, but the compensation paid to the Company's executive officers for the 1996 fiscal year did not exceed the $1 million limit per officer. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. At the 1996 Annual Meeting, the stockholders approved certain amendments to the 1993 Plan intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

Dated:  May 29, 1997                               Compensation Committee


                                                   Robert Finzi
                                                   Myron Kunin



                                       22.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the compensation earned by (i) the Company's Chief Executive Officers during fiscal 1996 and (ii) the Company's four other most highly compensated executive officers who were serving as executive officers at the end of that year (together with the Chief Executive Officers, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for the 1994, 1995, and 1996 fiscal years.


                                  SUMMARY COMPENSATION TABLE


                                                                               Long-Term
                                                                              Compensation
                                                                                 Awards

                                               Annual Compensation             Securities
                                       ------------------------------------    Underlying          All Other
Name and Principal Position    Year    Salary($)    Bonus($)    Other($)(1)    Options(#)     Compensation($)(2)
---------------------------    ----    ---------    --------    -----------    ----------     ------------------
William A. Klein(3)           1996      400,036          --          --             --               602
  Chairman of the Board,      1995      415,422          --          --             --               791
  President and Chief         1994      392,343          --          --             --               660
  Executive Officer

James T. Schraith(4)          1996      354,216          --          --             --               545
  Former President and        1995       84,612          --          --        500,000               195
  Chief Executive Officer     1994           --          --          --             --                --

Richard C. Davis              1996      217,799          --       6,250             --               602
  President of International  1995      202,356          --          --             --               791
  Operations                  1994      196,197          --          --             --               660

Robert N. McFarland(5)        1996      176,857      55,225      29,675         80,000               602
  Senior Vice President       1995           --          --          --             --                --
  Sales and Marketing         1994           --          --          --             --                --

Philip E. Pietrowski          1996      170,155          --       7,500         70,000               602
  Senior Vice President       1995       89,250      20,000       1,000             --                66
  North American Operations   1994           --          --          --             --                --

---------------------------------

(1) "Other Annual Compensation" includes automobile allowances and, for Mr. McFarland, commissions.

(2) Reflects payments of term life insurance premiums for each Named Executive Officer.

(3) Mr. Klein served as the Company's Chief Executive Officer until October 1995 and was re-appointed to such position in October 1996. He also was appointed as the Company's President in October 1996.

(4) Mr. Schraith left the Company in October 1996.

(5) Mr. McFarland joined the Company in October 1995 and left the Company in December 1996. While at Cerplex he served as the Company's Senior Vice President, Sales and Marketing.




                                       23.

STOCK OPTIONS

    The following table sets forth, for the 1996 fiscal year, information concerning the grant of options to purchase shares of Common Stock under the 1993 Plan to the Named Executive Officers. Except for the limited stock appreciation rights described under Footnote (1) below, no stock appreciation rights have been granted to any of the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                     Percent of                                   Potential Realizable
                      Number of     Total Options                                    Value at Assumed
                      Securities     Granted to                                    Annualized Rates of
                      Underlying    Employees in                                       Stock Price
                       Options       Fiscal Year    Exercise Price    Expiration       Appreciation
        Name         Granted (1)       (%)(2)      Per Share ($/Sh)(3)   Date      For Option Term($)(4)
        ----         -----------       ------      -------------------   ----      ---------------------
                                                                                         5%      10%
William A. Klein              --             --              --             --           --        --

James T. Schraith             --             --              --             --           --        --

Richard C. Davis              --             --              --             --           --        --

Robert N. McFarland       30,000           3.5%           $6.63        1/22/06      125,087      316,995
                          50,000           5.8%           $1.75       11/03/06       55,028      139,452

Philip E. Pietrowski      20,000           2.3%           $6.63       01/22/06       83,329      211,171
                          50,000           5.8%           $1.75       11/03/06       55,028      139,452

------------

(1) Based on option grants for an aggregate of 926,000 shares granted to employees in 1996, including the options granted to the Named Executive Officers.

(2) The options become exercisable as to 25% of the option shares upon the optionee's completion of one year of service with the Company measured from the grant date and the balance in a series of 36 successive equal monthly installments upon the optionee's completion of each of the next 36 months of service thereafter.

    The options will accelerate and become exercisable for all of the option shares in the event the Company is acquired by a merger or asset sale, unless the options are assumed by the acquiring entity. In addition, the options will accelerate and become exercisable for all of the option shares upon the termination of the optionee's employment within twelve (12) months following an acquisition of the Company by merger or asset sale or a change in control of the Company. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

    Each option also includes a limited stock appreciation right pursuant to which the optionee will be entitled to surrender the option, to the extent exercisable for vested shares of Common Stock, upon the successful completion of a hostile tender offer for more than 50% of the outstanding Common Stock and the optionee will become entitled to a cash distribution from the Company in an amount per surrendered option share equal to the tender-offer price paid per share of Common Stock less the option exercise price payable per share.

(3) The exercise price per share of the options granted represents the fair market value of the underlying shares of Common Stock on the date the options were granted, as determined by the Company's Compensation Committee. The exercise price may be paid in cash or in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income or employment tax liability incurred by the optionee in connection with such exercise. The optionee may be permitted, subject to the approval of the Plan Administrator of the 1993 Plan, to apply a portion of the shares purchased under the option (or to deliver existing shares of Common Stock) in satisfaction of such tax liability.



                                       24.

(4) Potential realizable value is based on the assumption that the price per share of Common Stock appreciates at 5% and 10% annual rates of appreciation (compounded annually) will actually be realized over the term of the option. The assumed 5% and 10% annual rates are set forth in accordance with the rules and regulations adopted by the Securities and Exchange Commission and do not represent the Company's estimate of stock price appreciation.

(5) Pursuant to the cancellation/regrant program, the options described above with respect to Mr. Pietrowski were cancelled and new options were granted for the same number of shares at an exercise price of $0.30 per share.

OPTION EXERCISES AND HOLDINGS

    The table below sets forth information concerning unexercised options during the 1996 fiscal year by the Named Executive Officers. No stock options or stock appreciation rights were exercised during the 1996 fiscal year and no stock appreciation rights were outstanding at the end of such fiscal year.

                       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                              AND FISCAL YEAR-END OPTION VALUES

                                 Number of Securities
                                Underlying Unexercised          Value of Unexercised in-the-Money
                                  Options at FY-End                  Options at FY-End(1)($)
                            -------------------------------     -------------------------------
      Name                  Exercisable       Unexercisable     Exercisable       Unexercisable
      ----                  -----------       -------------     -----------       -------------
William A. Klein                 --                 --                --                 --
James T. Schraith(2)        128,550                  0                 0                 --
Richard C. Davis                 --                 --                --                 --
Robert N. McFarland(3)           --             80,000                --                  0
Philip E. Pietrowski         13,750             76,250                 0                  0

----------

(1) The fair market value of the Common Stock at fiscal year-end was $1.06 per share, based on the closing selling price on the Nasdaq National Market. The exercise price of all of the outstanding options held by the Chief Executive Officer and the other Named Executive Officers as of December 29, 1996, was in excess of the fair market value on such date. Accordingly, no such individual held in-the-money options at the end of the 1996 fiscal year.

(2) Upon the termination of his employment with the Company in October 1996, Mr. Schraith's options terminated with respect to the option shares which had not, as of the date of such termination, become exercisable in accordance with the exercise schedules established for such options. With respect to the 128,550 option shares which had become exercisable as of the date of Mr. Schraith's termination of employment, the options remained exercisable for a period of three (3) months following such date.

(3) Upon the termination of his employment with the Company in December 1996, Mr. McFarland's options terminated with respect to the option shares which had not, as of the date of such termination, become exercisable in accordance with the exercise schedules established for such options.

MARCH 21, 1997 OPTION CANCELLATION/REGRANT PROGRAM

    On March 21, 1997, the Compensation Committee of the Board of Directors, acting pursuant to its discretionary authority as Plan Administrator of the 1993 Plan, effected the cancellation of all of the outstanding options under the Discretionary Option Grant Program of such plan having an exercise price in excess of $0.30 per share and the grant of replacement options, for the same number of shares, at an exercise price of $0.30 per share, the fair market value of the Common Stock on such date. With respect to each individual option, the holder thereof will be given the opportunity to elect whether or not their option will be subject to the Option Cancellation/Regrant Program. Pursuant to the new lower-priced options, no shares will vest during the one-year period of the optionee's service measured from the March 21, 1997 grant date. However, following such one-year period, the optionee will receive credit for any vesting accrued in accordance with the vesting schedule established for the cancelled, higher-priced option and the new option will become exercisable in accordance with such schedule.



                                       25.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

    None of the Company's executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board. The Company is currently in negotiations to hire a new Chief Executive Officer to replace William Klein. While an agreement may be reached in the near future, the terms of any such agreement are uncertain as of the date of this Notice and Proxy Statement. The Compensation Committee has the discretionary authority as administrator of the Company's 1993 Plan to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options upon the happening of certain events, including, without limitation, a change in control of the Company whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members. The options held by each employee of the Company will vest and become immediately exercisable in the event of the termination of any employee within twelve months (12) following a change in control of the Company. In addition, the Company's Chief Executive Officer, Chief Financial Officer, President of North American Operations and President of European Operations will be entitled to receive a payment equal to his current base salary for one (1) year in the event of a change in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Robert Finzi and Myron Kunin served as members of the Company's Compensation Committee during the 1996 fiscal year. None of these individuals was at any time an officer or employee of the Company. No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Compensation Committee or Board.



                                       26.

                              CERTAIN TRANSACTIONS

CERTAIN RELATIONSHIPS AND RESTATED TRANSACTIONS

    The Company subleases certain real property for its operations in Irvine, California and in Newburgh, New York from WC Cartwright Corporation, a California corporation ("WC Cartwright"). Messrs. Klein and Davis and Ms. Carolyn J. Klein (the spouse of Mr. Klein) are officers, directors and principal shareholders of WC Cartwright. In 1996, the Company paid to WC Cartwright an aggregate of $540,000 in rent for use of the real property located in Irvine, California and $258,000 in rent for use of the real property located in Newburgh, New York. Under its subleases with WC Cartwright, the Company is obligated to remit monthly lease payments to WC Cartwright in the amount of $44,982 through January 1997 with respect to the Irvine, California property, and $22,204 to $21,010 per month (on a graduated rent basis) through July 1997 with respect to the Newburgh, New York real property.

    On January 5, 1994, the Company made loans, each in the amount of $80,000 at a 6% interest rate compounded annually, to Jerome Jacobson and Carmelo Santoro, directors of the Company in connection with the exercise of stock options. The principal amount of such loans and accrued interest of $179,062 remains outstanding and are due and payable on January 5, 1999. In addition, on December 31, 1995, the Company made a loan in the amount of $55,000 at a 6.8% interest rate compounded annually to Bruce D. Nye, an officer of the Company, in connection with the exercise of stock options. Such loan and accrued interest remains outstanding and are due and payable on December 31, 2000. Mr. Santoro is no longer a director of and Mr. Nye is no longer an employee of the Company.

    In connection with a private placement of Series B Preferred Stock in June 1996, DLJ Capital Corporation purchased 231 shares of Series B Preferred Stock, at a price of $1,000 per share, which will be converted into 770,000 shares of Common Stock subject to stockholder approval of Proposal No. 1. In addition, Sprout Growth II, L.P. purchased 2,269 shares of Series B Preferred Stock at a price of $1,000 per share, which was converted into 7,563,333 shares of Common Stock on April 11, 1997. Each of DLJ Capital Corporation and Sprout Growth II, L.P. are related to Robert Finzi, a director of Cerplex (as more fully described in footnotes (5) and (8) to the table set forth under the caption "Security Ownership of Certain Beneficial Owners and Management"). On April 1, 1997 two entities affiliated with William A. Klein, President, Chief Executive Officer and Chairman of Cerplex, purchased from an unaffiliated third party an aggregate of 750 shares of Series B Preferred Stock and converted such shares into 3,663,898 shares of Common Stock on the same date. In addition, Richard C. Davis, a director and the President of International Operations, purchased from an unaffiliated third party 50 shares of Series B Preferred Stock, which were converted into 166,667 shares of Common Stock on April 9, 1997.


                                                                       Number of Shares
                                                                         of Series B
                         Affiliated Entities                           Preferred Stock
                         -------------------                           ---------------
DLJ Capital Corporation.............................................           231

Sprout Growth II, L.P...............................................          2,269

    The 2,269 shares of Series B Preferred Stock held by Sprout Growth II, L.P. converted on April 11, 1997 into 7,563,333 shares of Common Stock. Upon stockholder approval of Proposal No. 1, the 231 shares of Series B Preferred Stock held by DLJ Capital Corporation will be converted into 770,000 shares of Common Stock.

INDEMNITY AGREEMENTS

    The Company has entered into an Indemnity Agreement with each of its directors (the "Indemnity Agreements") which provides that, with certain exceptions, the Company will hold harmless and indemnify its directors to the fullest extent permitted under Delaware Law. Under the Indemnity Agreements, the Company is obligated to indemnify each of its directors against all expenses (including attorneys' fees), fines, judgments and settlement amounts that such director may incur in connection with any action or proceeding (including actions brought by or on behalf of the Company such as stockholder derivative actions) to which the director is or may be made a party to by reason of such director's position as a director, officer, employee or agent of the Company or any other company or enterprise to which the person provides services at the request of the Company. This additional indemnity goes beyond the rights expressly provided under the Delaware Law primarily in the availability of



                                       27.

indemnification in connection with actions brought by or on behalf of the Company, such as stockholder derivative actions, and in the provisions for advancement of litigation expenses prior to settlement or judgment.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Under the present rules of the Commission, the deadline for stockholders to submit proposals to be considered for inclusion in Cerplex's Proxy Statement for next year's Annual Meeting of Stockholders is January 15, 1998. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Commission.

                                 OTHER BUSINESS

    The Board is not aware of any other matter which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission are hereby incorporated by reference in this Proxy Statement: (i) the Annual Report of the Company for the fiscal year ended December 29, 1996 and (ii) the Quarterly Report of the Company on Form 10-Q for the quarter ended March 29, 1997 and (iii) the Current Report of the Company on Form 8-K dated April 8, 1996.

    All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the Annual Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

    The Company will provide without charge to each person to whom this Proxy Statement is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such document). Requests for such documents should be submitted in writing to William A. Klein, Chairman of the Board and Chief Executive Officer, at The Cerplex Group, Inc., 1382 Bell Avenue, Tustin, CA 92780 or by telephone at (714) 258-5600.



                                       28.

                             THE CERPLEX GROUP, INC.
                         RESTATED 1993 STOCK OPTION PLAN
                    (RESTATED AND AMENDED AS OF MAY 16, 1997)

                                   ARTICLE ONE

                               GENERAL PROVISIONS


     I.  PURPOSES OF THE PLAN

         A. The Restated 1993 Stock Option Plan (the "Plan") is intended to promote the interests of The Cerplex Group, Inc., a Delaware corporation (the "Corporation"), by providing eligible individuals with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

    II.  STRUCTURE OF THE PLAN

         A. The Plan shall be divided into two separate equity programs:

              a. the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

              b. the Automatic Option Grant Program under which Eligible Directors shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

         B. The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

   III.  DEFINITIONS

         For purposes of the Plan, the following definitions shall be in effect:

         BOARD: the Corporation's Board of Directors.

         CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:


                                       1.

              a. any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders; or

              b. there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

         CODE: the Internal Revenue Code of 1986, as amended.

         COMMITTEE: the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

         COMMON STOCK: shares of the Corporation's common stock.

         CORPORATE TRANSACTION: either of the following stockholder-approved transactions to which the Corporation is a party:

              a. a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from those who held those securities immediately prior to such transaction, or

              b. the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

         EFFECTIVE DATE: the first date on which the shares of the Corporation's Common Stock were registered under Section 12(g) of the Exchange Act.


                                       2.

         ELIGIBLE DIRECTOR: a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

         EMPLOYEE: an individual who is in the employ of the Corporation or any Parent or Subsidiary, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

         EXCHANGE ACT: the Securities Exchange Act of 1934, as amended from time to time.

         FAIR MARKET VALUE: the fair market value per share of Common Stock determined in accordance with the following provisions:

              a. If the Common Stock is not at the time listed or admitted to trading on the Nasdaq National Market, but is traded on the Over-The-Counter Bulletin Board, the Fair Market Value shall be the average of the highest bid and lowest asked price per share on the date in question, as such prices are reported by the National Association of Securities Dealers through the Over-The-Counter Bulletin Board or any successor system. If there are no reported bid and asked prices for the Common Stock on the date in question, then the average of the highest bid price and the lowest asked price on the last preceding date for which such quotations exist shall be determinative of the Fair Market Value.

              b. If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

              c. If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.


                                       3.

         HOSTILE TAKE-OVER: a change in ownership of the Corporation pursuant to which any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

         INCENTIVE OPTION: a stock option which satisfies the requirements of Code Section 422.

         NON-STATUTORY OPTION: a stock option not intended to meet the requirements of Code Section 422.

         OPTIONEE: any person to whom an option is granted under the Plan.

         PARENT: any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

         PLAN ADMINISTRATOR: the particular entity, whether the Committee or the Board which is authorized to administer the Discretionary Option Grant Program with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

         SECTION 16 INSIDER: an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the Exchange Act.

         SERVICE: the provision of services to the Corporation (or any Parent or Subsidiary) by an individual in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option agreement.

         SUBSIDIARY: each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporation (other

                                       4.

than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         TAKE-OVER PRICE: the greater of (a) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an incentive stock option under the Federal tax laws, the Take-Over Price shall not exceed the clause (a) price per share.

         10% STOCKHOLDER: the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation.

   IV.   ADMINISTRATION OF THE PLAN

         A. The Committee shall have sole and exclusive authority to administer the Discretionary Option Grant Program with respect to Section 16 Insiders. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. Administration of the Discretionary Option Grant Program with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Committee or the Board may retain the power to administer such program with respect to all such persons.

         B. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program under its jurisdiction or any option thereunder.

         C. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and the Plan Administrator shall exercise no discretionary functions with respect to option grants made thereunder.

    V.   ELIGIBILITY FOR OPTION GRANTS

         A. The persons eligible to participate in the Discretionary Option Grant Program shall be limited to the following:


                                       5.

              (i) officers and other Employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

              (ii) non-employee members of the Board; and

              (iii) those consultants or independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

         B. The individuals eligible to participate in the Automatic Option Grant Program shall be (i) those individuals who are first elected or appointed as non-employee Board members on or after the 1995 Annual Stockholders Meeting, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who are reelected to serve as non-employee Board members after one or more Annual Stockholders Meetings beginning with the 1995 Annual Meeting. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but such individual shall be eligible to receive periodic option grants under the Automatic Option Grant Program upon his or her reelection as a non-employee Board member at one or more Annual Stockholders Meetings.

    VI.  STOCK SUBJECT TO THE PLAN

         A. Shares of the Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The aggregate number of shares available for issuance under the Plan from and after the Effective Date shall not exceed 6,000,000 shares of Common Stock, subject to adjustment from time to time in accordance with the provisions of this Section VI. The maximum number of shares of Common Stock for which any one participant on the Plan may be granted stock options or separately exercisable stock appreciation rights in any calendar year shall not exceed 3,500,000 shares.

         B. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two of the Plan), the shares subject to the portion of the option not so exercised shall be available for subsequent option grant under the Plan. In addition, unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the original exercise price paid per share, pursuant to the Corporation's repurchase rights under the Plan, shall be added back to the number of Common Stock reserved for issuance under the Plan and shall accordingly


                                       6.

be available for reissuance through one or more subsequent option grants under the Plan. However, shares subject to any option or portion thereof surrendered or cancelled in accordance with Section V of Article Two shall not be available for subsequent option grant under the Plan. Should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the option holder.

         C. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of shares issuable under the Plan, (ii) the maximum number and/or class of shares for which any one participant may be granted stock options or separately exercisable stock appreciation rights, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per Eligible Director under the Automatic Option Grant Program and (iv) the number and/or class of shares and price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.


                                       7.

                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

     I.  TERMS AND CONDITIONS OF OPTIONS

         Options granted pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or Non-Statutory Options. Individuals who are not Employees may only be granted Non-Statutory Options. Each option granted shall be evidenced by one or more instruments in the form approved by the Plan Administrator. Each such instrument shall, however, comply with the terms and conditions specified below, and each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Section II of this Article Two.

         A. Option Price.

              1. The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the option price per share of an Incentive Option be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the date of the option grant, and in no event shall the option price per share of a Non-Statutory Option be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the date of the option grant.

              2. The option price shall become immediately due upon exercise of the option and, subject to the provisions of Section VI of this Article Two and the instrument evidencing the grant, shall be payable in one of the following alternative forms:

              - cash or check made payable to the Corporation's order;

              - shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below); or

              - through a broker-dealer sale and remittance procedure pursuant to which the optionee shall provide irrevocable written instructions
         (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and
         (II) to the Corporation

                                       8.

         to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

         For purposes of this Section I.A.2, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is used in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

         B. Term and Exercise of Options. Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing the option grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.

         C. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, Non-Statutory Options may, at the discretion of and on the terms specified by the Board or Committee, be assigned in whole or in part during the Optionee's lifetime.

         D. Termination of Service.

              1. Except to the extent otherwise provided pursuant to Section I.D.3 below, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of cessation of Service or death.

              - Should the optionee cease to remain in Service for any reason other than death or Permanent Disability, then the period during which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

              - Should such Service terminate by reason of Permanent Disability, then the period during which each outstanding option held by the optionee is to remain exercisable shall be limited to the twelve
         (12)-month period following the date of such cessation of Service.

              - Should the optionee die while holding one or more outstanding options, then the period during which each such option is to remain exercisable shall be limited to the twelve (12)-month period following the date of the optionee's death. During such limited period, the option may

                                       9.

         be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

              - Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

              - During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the optionee's cessation of Service, terminate and cease to be outstanding with respect to any option shares for which the option is not at that time exercisable or in which the optionee is not otherwise at that time vested.

              2. The Plan Administrator shall have discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the optionee under this Article Two to be exercised, during the limited period of exercisability provided under Section I.D.1 above, not only with respect to the number of shares for which each such option is exercisable at the time of the optionee's cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

              3. The Plan Administrator shall have discretion to extend the period of time for which any option granted under this Article Two is to remain exercisable following the optionee's cessation of Service or death from the limited period in effect under Section I.D.1 of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

         E. Stockholder Rights.

         An optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

         F. Repurchase Rights. The shares of Common Stock acquired upon the exercise of any option granted under this Plan may be subject to repurchase by the Corporation in accordance with the following provisions:


                                       10.

              a. The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Plan. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

              b. All of the Corporation's outstanding repurchase rights under this Plan shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

              c. The Plan Administrator shall have discretion, exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Plan and thereby accelerate the vesting of such shares in whole or in part at any time.

    II.  INCENTIVE OPTIONS

         The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to such terms and conditions.

         A. Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.


                                       11.

         B. 10% Stockholder. If any individual to whom an Incentive Option is granted is a 10% Stockholder, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years measured from the grant date.

         Except as modified by the preceding provisions of this Section II, the provisions of the Plan shall apply to all Incentive Options granted hereunder.

   III.  CORPORATE TRANSACTION/CHANGE IN CONTROL

         A. In the event of a Corporate Transaction, the exercisability of each option outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or (ii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of grant. The determination of comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

         B. Immediately following the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

         C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under this Article Two upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced in the Corporate Transaction, or alternatively to provide for the subsequent acceleration of any outstanding options under this Article Two which do not otherwise accelerate at the time of the Corporate Transaction, should the Optionee's Service terminate within a designated period following the effective date of such Corporate Transaction. The Plan Administrator shall also have the authority to provide for the immediate termination of any of the Corporation's outstanding repurchase rights under this Article Two which do not otherwise terminate at the time of the Corporate Transaction, upon the subsequent termination of the Optionee's Service within a designated period following the effective date of such Corporate Transaction.


                                       12.

         D. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

         E. The Plan Administrator shall have the discretionary authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the immediate termination of the Corporation's outstanding repurchase rights under this Article Two) upon the occurrence of the Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of outstanding repurchase rights) upon the subsequent termination of the optionee's Service within a specified period following the Change in Control. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

         F. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

         G. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         H. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section II.

    IV.  CANCELLATION AND REGRANT OF OPTIONS

         The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but with an option price per share not less than (i) Fair Market Value of the Common Stock on the new grant date in the case of an Incentive Option (ii) eighty-five percent (85%) of such Fair Market Value in the case of a Non-Statutory Option, or (iii) one hundred ten percent


                                       13.

(110%) of such Fair Market Value in the case of an Incentive Option granted to a 10% Stockholder.

     V.  STOCK APPRECIATION RIGHTS

         A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section V, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

         B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the optionee shall accordingly become entitled under this
Section V may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

         C. If the surrender of an option is rejected by the Plan Administrator, then the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

         D. One or more Section 16 Insiders may be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over, each outstanding option with such a limited stock appreciation right shall automatically be cancelled and the optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate option price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. The Plan Administrator shall pre-approve, at the time the limited stock appreciation right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section V.D. No additional approval of the Committee or the Board shall be required at the time of the actual option cancellation and cash distribution.


                                       14.

         E. No stock appreciation right granted under this Section V shall be assignable or transferable by the optionee and shall be exercisable only by the optionee. The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section V shall NOT be available for subsequent option grant under the Plan.

    VI.  LOANS OR INSTALLMENT PAYMENTS

         The Plan Administrator may assist any optionee (including any officer) in the exercise of one or more outstanding options under this Article Two, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (a) authorizing the extension of a loan to such optionee from the Corporation or (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) will be established by the Plan Administrator in its sole discretion. Loans and installment payments may be granted with or without security or collateral, but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price (less par value) of the purchased shares plus (ii) any federal and state income and employment tax liability incurred by the optionee in connection with the exercise of the option.


                                       15.

                                 ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM


     I.  OPTION TERMS

         A. GRANT DATES. Option grants shall be made on the dates specified below:

              1. Each Eligible Director who is first elected or appointed as a non-employee Board member on or after the 1995 Annual Stockholders Meeting shall automatically be granted, on the date of such initial election or appointment, a Non- Statutory Option to purchase 40,000 shares of Common Stock.

              2. On the date of each Annual Stockholders Meeting, beginning with the 1995 Annual Meeting, each individual who is reelected to serve as an Eligible Director after such meeting, shall automatically be granted a Non-Statutory Option to purchase 20,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months prior to the date of such Annual Meeting. There shall be no limit on the number of such 20,000-share option grants any one Eligible Director may receive over his or her period of Board service.

         B. EXERCISE PRICE.

              1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

              2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must accompany the written notice of exercise delivered to the Corporation.

         C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

         D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each grant shall vest, and the Corporation's repurchase right shall lapse, in a series of forty-eight

                                       16.

(48) equal and successive monthly installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one (1) month of Board service measured from the option grant date.

         E. EFFECT OF TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

              (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)- month period following the date of such cessation of Board service in which to exercise each such option.

              (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

              (iii) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve
         (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares on the date of such cessation of Board service.

    II.  CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKEOVER

         A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

         B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the

                                       17.

Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

         C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each automatic option held by him or her. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Stockholder approval of the May 16, 1997 restated and amended Plan shall constitute pre-approval of the subsequent grant of each such option surrender right under this Automatic Option Grant Program and the subsequent exercise of that right in accordance with the terms and provisions of this Section II.C. No additional approval of the Board or the Committee shall be required at the time of the actual option surrender and cash distribution.

         D. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

   III.  REMAINING TERMS

         The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.


                                       18.

                                  ARTICLE FOUR

                                  MISCELLANEOUS


     I.  AMENDMENT OF THE PLAN

         The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

    II.  TAX WITHHOLDING

         A. The Corporation's obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights granted under the Discretionary Option Grant Program shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

         B. The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of Rule 16b-3 of the Exchange Act) provide any or all holders of outstanding option grants under Article Two with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such options, a portion of such shares with an aggregate Fair Market Value equal to the designated percentage (any multiple of 5% specified by the optionee) of the Federal, State and local income and employment taxes ("Taxes") incurred in connection with the acquisition of such shares. In lieu of such direct withholding, one or more optionees may also be granted the right to deliver shares of Common Stock to the Corporation in satisfaction of such Taxes. The withheld or delivered shares shall be valued at the Fair Market Value on the applicable determination date for such Taxes.

   III.  EFFECTIVE DATE AND TERM OF PLAN

         1. The Plan was adopted as an amendment and restatement of the 1993 Stock Option Plan originally adopted as of December 17, 1993 and became effective on the Effective Date.

         A. On January 13, 1995, the Board adopted an amendment to the Plan to increase the number of shares issuable thereunder by 500,000 shares to 1,000,000 shares and to implement the Automatic Option Grant Program, subject to stockholder approval at the

                                       19.

1995 Annual Stockholders Meeting. The Corporation's stockholders approved such amendment at the 1995 Annual Meeting of Stockholders held on May 18, 1995.

         B. On October 2, 1995, the Board adopted an amendment to the Plan to increase the total number of shares of Common Stock for which any one individual may be granted stock options or separately exercisable stock appreciation rights in any calendar year from 300,000 to 500,000. In addition, on December 4, 1995 the Board adopted an amendment to the Plan to increase the number of shares issuable thereunder by 500,000 shares to 1,500,000 shares and on July 16, 1996 the Board adopted an additional amendment to further increase the number of shares issuable thereunder by an additional 500,000 shares to 2,000,000 shares. The Corporation's stockholders approved each of these amendments at the 1996 Annual Meeting.

         C. On May 16, 1997, the Board adopted a series of amendments to the Plan that (i) increased the total number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 4,000,000 shares, (ii) increased the initial option grants under the Automatic Option Grant Program from 20,000 shares to 40,000 shares of Common stock, and increased the annual option grants under the Automatic Option Grant Program from 10,000 shares to 20,000 shares of Common Stock, (iii) rendered non-employee Board members serving on the Committee eligible to receive option grants under the Discretionary Option Grant Program, (iv) allowed unvested shares issued under the Plan and subsequently repurchased by the Corporation at the option exercise price paid per share to be reissued under the Plan, (v) removed certain restrictions on the eligibility of non-employee Board members to serve on the Committee, and (vi) effected a series of additional changes to the provisions of the Plan (including the stockholder approval requirements, and the transferability of non-statutory stock options) in order to take advantage of the recent amendments to Rule 16b-3 of the 1934 Act which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The May 16, 1997 amendments are subject to stockholder approval at the 1997 Annual Meeting. Should such stockholder approval of the 1997 amendments not be obtained, then any options granted on the basis of the 4,000,000-share increase shall terminate and cease to remain outstanding without ever becoming exercisable for those shares, and no further option grants shall be made on the basis of such increase. However, the provisions of the Plan as in effect immediately prior to the May 16, 1997 amendments shall automatically be reinstated, and option grants may thereafter continue to be made pursuant to the reinstated provisions of the Plan.

         D. The provisions of each restatement of, and amendment to, the Plan shall apply only to options granted under the Plan from and after the effective date of such restatement or amendment. All options issued and outstanding under the Plan immediately prior to the adoption of each restatement or amendment shall continue to be governed by the terms and conditions of the Plan (and the instrument evidencing each such option) as in effect on the date each such option was previously granted, and nothing in a subsequent restatement or amendment shall be deemed to affect or otherwise modify the rights or

                                       20.

obligations of the holders of such options with respect to the acquisition of shares of Common Stock thereunder.

         E. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10) year period measured from the date the Plan was originally adopted by the Board, (ii) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of outstanding options and stock appreciation rights, or (iii) the termination of all outstanding options in connection with a Corporate Transaction. If the date of termination is determined under clause (i) above, then no options outstanding on such date shall be affected by the termination of the Plan, and such securities shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

         F. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided each option granted is not to become exercisable, in whole or in part, at any time prior to stockholder approval of an amendment authorizing a sufficient increase in the number of shares issuable under the Plan.

    IV.  USE OF PROCEEDS

         Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

     V.  REGULATORY APPROVALS

         A. The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Corporation of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

         B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of a Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

    VI.  NO EMPLOYMENT/SERVICE RIGHTS

         Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation

                                       21.

(or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

   VII.  MISCELLANEOUS PROVISIONS

         A. Except as otherwise expressly authorized under the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any optionee.

         B. The provisions of the Plan governing the vesting and exercise of options and shares issued under the Plan shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

         C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

                                       22.

                             THE CERPLEX GROUP, INC.
                                      PROXY
                           FOR HOLDERS OF COMMON STOCK

                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 10, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 10, 1997 and the Proxy Statement and appoints William A. Klein and Richard C. Davis, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of The Cerplex Group, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of Cerplex to be held at the Hyatt Recency Irvine, 17900 Jamboree Road, Irvine, California, on Tuesday, June 10, 1997 at 9:00 a.m., and at any adjournment or postponement thereof, and to vote in their discretion on such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

1. AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 TO 60,000,000 SHARES.

        FOR                              AGAINST                        ABSTAIN
        [ ]                                [ ]                            [ ]

2.      ELECTION OF DIRECTORS

        FOR all nominees             WITHHOLD AUTHORITY               EXCEPTIONS
        listed below                 to vote for all nominees
             [ ]                             [ ]                          [ ]


        INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS" BOX, AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

        RICHARD C. DAVIS        JEROME JACOBSON               WILLIAM A. KLEIN
        ROBERT FINZI            PATRICK S. JONES              MYRON KUNIN

3. A SERIES OF AMENDMENTS TO THE COMPANY'S RESTATED 1993 STOCK OPTION PLAN, AS AMENDED, INCLUDING (I) AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 1993 PLAN BY AN ADDITIONAL 4,000,000 SHARES AND (II) INCREASES IN THE NUMBER OF SHARES SUBJECT TO THE PERIODIC STOCK OPTION GRANTS MADE TO NON-EMPLOYEE DIRECTORS PURSUANT TO THE AUTOMATIC OPTION GRANT PROGRAM OF SUCH PLAN.

        FOR                              AGAINST                        ABSTAIN
        [ ]                                [ ]                            [ ]

4. RATIFICATION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITOR FOR FISCAL YEAR 1997.

        FOR                              AGAINST                        ABSTAIN
        [ ]                                [ ]                            [ ]

        The Board of Directors recommends a vote FOR each of the director nominees listed above and for the other proposals set forth above. This Proxy, when properly executed will be voted as specified above. This Proxy will be voted FOR Proposals No. 1, 3 and 4 and FOR each of the nominees listed under Proposal No. 2 if no specification is made. This Proxy will also be voted at the discretion of the proxy holders on such matters other than the three specific items as may come before the meeting.

Please print the name(s) appearing
on each Common Stock certificate(s)
over which you have voting authority:__________________________ Dated:__________

               (Print name(s) as it (they) appear on certificate)

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or another authorized officer. If a partnership, please sign in the partnership name by an authorized person.

                            (Authorized Signature(s))

PLEASE RETURN YOUR EXECUTED PROXY TO CERPLEX'S TRANSFER AGENT IN THE ENCLOSED ENVELOPE, OR, IF NECESSARY, DELIVER IT TO CERPLEX ATTENTION: CHIEF FINANCIAL OFFICER.

                             THE CERPLEX GROUP, INC.
                                      PROXY
               FOR HOLDERS OF SERIES B CONVERTIBLE PREFERRED STOCK

                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 10, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 10, 1997 and the Proxy Statement and appoints William A. Klein and Richard C. Davis, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Series B Convertible Preferred Stock of The Cerplex Group, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of Cerplex to be held at the Hyatt Recency Irvine, 17900 Jamboree Road, Irvine, California, on Tuesday, June 10, 1997 at 9:00 a.m., and at any adjournment or postponement thereof, and to vote in their discretion on such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

1. AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 TO 60,000,000 SHARES.

        FOR                              AGAINST                        ABSTAIN
        [ ]                                [ ]                            [ ]

2.      ELECTION OF DIRECTORS

        FOR all nominees             WITHHOLD AUTHORITY               EXCEPTIONS
        listed below                 to vote for all nominees
             [ ]                             [ ]                          [ ]


        INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS" BOX, AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

        RICHARD C. DAVIS        JEROME JACOBSON            WILLIAM A. KLEIN
        ROBERT FINZI            PATRICK S. JONES           MYRON KUNIN

3. A SERIES OF AMENDMENTS TO THE COMPANY'S RESTATED 1993 STOCK OPTION PLAN, AS AMENDED, INCLUDING (I) AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 1993 PLAN BY AN ADDITIONAL 4,000,000 SHARES AND (II) INCREASES IN THE NUMBER OF SHARES SUBJECT TO THE PERIODIC STOCK OPTION GRANTS MADE TO NON-EMPLOYEE DIRECTORS PURSUANT TO THE AUTOMATIC OPTION GRANT PROGRAM OF SUCH PLAN.

        FOR                              AGAINST                        ABSTAIN
        [ ]                                [ ]                            [ ]

4. RATIFICATION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITOR FOR FISCAL YEAR 1997.

        FOR                              AGAINST                        ABSTAIN
        [ ]                                [ ]                            [ ]

        The Board of Directors recommends a vote FOR each of the director nominees listed above and for the other proposals set forth above. This Proxy, when properly executed will be voted as specified above. This Proxy will be voted FOR Proposals No. 1, 3 and 4 and FOR each of the nominees listed under Proposal No. 2 if no specification is made. This Proxy will also be voted at the discretion of the proxy holders on such matters other than the three specific items as may come before the meeting.

Please print the name(s) appearing on each Series B Convertible Preferred Stock certificate(s) over which you have voting authority:________________________________ Dated: __________________

               (Print name(s) as it (they) appear on certificate)

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or another authorized officer. If a partnership, please sign in the partnership name by an authorized person.

                            (Authorized Signature(s))

PLEASE RETURN YOUR EXECUTED PROXY TO CERPLEX'S TRANSFER AGENT IN THE ENCLOSED ENVELOPE, OR, IF NECESSARY, DELIVER IT TO CERPLEX ATTENTION: CHIEF FINANCIAL OFFICER.


                                       2.